EXHIBIT 10.7




                             June 4, 1999

Global Marine Inc.
777 N. Eldridge Parkway
Houston, Texas 77079-4493


Ladies and Gentlemen:

We are pleased to make available to you an uncommitted credit facility for general corporate purposes on the terms set forth in this letter (the "LETTER AGREEMENT").

     1. We agree to consider from time to time your requests that we make advances to you, on an interest bearing basis ("ADVANCES"), in an aggregate amount not to exceed at any one time outstanding the amount set forth on SCHEDULE I hereto as the "Facility Amount", on the terms and conditions set forth below. This letter is not a commitment to lend but rather sets forth the procedures to be used in connection with your requests for our making of Advances to you from time to time on or prior to the termination hereof pursuant to PARAGRAPH 10 and, in the event that we make Advances to you hereunder, your obligations to us with respect thereto. The Advances shall be evidenced by the "grid" promissory note executed by you in substantially the form of Exhibit
A hereto (or such other form as may be agreed to between us and you)(as amended from time to time, the "NOTE").

     2. The net amount of each Advance shall be in an amount at least equal to the amount set forth on SCHEDULE I hereto as the "MINIMUM ADVANCE AMOUNT" and shall be made upon (i) your request to us by telephone, telecopy or letter, given by any of the persons listed on EXHIBIT B hereto or otherwise designated by you in writing ("DESIGNATED PERSONS"), that you wish to borrow money on a specified date, in a specified amount and for a specified term (which shall, in no event, be longer than the number of days set forth on SCHEDULE I hereto as the "MAXIMUM TERM" (and in any event, no such Advance shall mature after January 31, 2000); and (ii) our mutual agreement as to such date, amount and term and as to the interest rate per annum. On the date of any such Advance, we will make such Advance available to you in same day funds by transferring or wiring the net proceeds of such Advance to an account designated in writing by a Designated Person. Promptly after the date of each Advance, we will send you a written confirmation of such Advance and the amount and term thereof and the interest rate per annum.

     3. Your agreement and acceptance of this letter, together with your furnishing to us certified copies of (i) your charter and by-laws and (ii) resolutions of your board of directors authorizing a Designated Person to execute this letter and any documents delivered pursuant hereto and to request Advances, together with specimen signatures of such Designated Persons, shall constitute a representation and warranty by you that (a) the execution, delivery and performance of this letter has been duly authorized by all necessary corporate action and does not contravene any law, or any contractual or legal restriction, applicable to you, (b) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for such execution, delivery and performance or for the making of any Advance and (c) this letter is your legal, valid and binding obligation, enforceable against you in accordance with its terms.

     4. Each request by you for an Advance shall constitute a representation and warranty by you, as of the making of such Advance and giving effect to the application of the proceeds therefrom, that
(i) no payment default has occurred and is continuing under any agreement or instrument relating to any of your indebtedness for borrowed money the outstanding principal of which aggregates $25,000,000 or more, (ii) such Advance when made will constitute your legal, valid and binding obligation, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and by the application of general principles of equity, and (iii) no event has occurred and no circumstance exists as a result of which the written information which you have provided to us in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

     5. You shall repay each Advance, and pay interest on such Advance, in accordance with the terms hereof and of the Note.

     6. You shall make each payment hereunder and under the Note on or before 12:00 noon (New York City time) on the day when due in lawful money of the United States of America to us at Societe Generale, ABA # 026-004-226, A/C 9038973, Ref: Global Marine Inc., in same day funds. All computations of interest shall be made by us on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) elapsed.

     7. Subject to the terms of the Note, whenever any payment to be made hereunder shall be otherwise due on a Saturday, a Sunday or other day of the year on which banks are required or authorized to close in New York City, New York (any other day being a "BUSINESS DAY"), such payment shall be made on the next succeeding Business Day.

     8. You agree that you will not apply the proceeds of any Advance to purchase or carry margin stock within the meaning of Regulations U and T issued by the Board of Governors of the Federal Reserve System.

     9. We shall incur no liability to you in acting upon any telephone, telecopy, telex or letter request or communication which we believe in good faith to have been given by a Designated Person or in otherwise acting in good faith under this letter. Further, all documents required to be executed in conjunction with Advances under this letter may be signed by any Designated Person.

     10. This letter shall remain in effect until terminated by either you or us by giving prior written notice of termination hereof to the other party hereto, but no such termination shall affect your or our obligations with respect to the Advances hereunder outstanding at the time of such termination.

     11. All written communications hereunder shall be mailed, telecopied or delivered to the address specified on SCHEDULE I hereto for you and for us, or as to each party, to such other address as may be designated by such party in a written notice to the other party. Written communication shall be effective upon receipt unless such communication is mailed, in which case it shall be effective three Business Days after deposit in first class mail.

     12. We may assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of, any Advance or Advances hereunder and under the Note; provided that no assignment shall be effective without our prior written consent which shall not be unreasonably withheld or delayed. You may not assign your rights or obligations hereunder or any interest herein without our prior written consent and any such assignment without our consent shall be null and void.

     13. You agree to pay on demand all reasonable out-of-pocket costs, expenses and losses, if any, incurred by us in connection with the enforcement of this letter or the Note other than such costs, expenses or losses arising out of your gross negligence or wilful misconduct.

     14. You agree to furnish us with such financial statements or other information as we may reasonably request. We agree to keep all such information confidential and use it solely in connection with the administration of this Letter Agreement.

     15.  If any of the following events shall occur and be continuing:

        (a) you shall fail to pay any amount due hereunder or under the Note when the same becomes due and payable; or

        (b) any material representation or warranty made by you (or any of your officers) in connection with any Advance or otherwise in connection with this letter or the Note shall prove to have been incorrect in any material respect when made; or

        (c) you shall, without our prior written consent, merge or consolidate with or into, or convey, transfer, lease or dispose of (whether in one transaction or in a series of transactions) all or substantially all of your assets to, any person or entity other than any transaction permitted under the Five-Year Credit Agreement (as defined below); or

        (d) you shall fail to perform or observe any other material term, covenant or agreement in connection with any Advance or otherwise in connection with this letter or the Note on your part to be performed or observed and such failure is not remedied within 30 days after your receipt of written notice from us; or

        (e) any Event of Default occurs and continues as defined in the Second Amended and Restated Credit Agreement dated as of December 9, 1997 (as amended from time to time "FIVE-YEAR CREDIT AGREEMENT") among you, the lending institutions party thereto and Bankers Trust Company as Administrative Agent; or

        (f) you shall fail to pay any principal of or premium or interest on any indebtedness for borrowed money the outstanding principal of which aggregates $25,000,000 or more (excluding indebtedness evidenced by the Note), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such indebtedness and shall continue after the receipt of any applicable notice or the expiry of any applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required payment), prior to the stated maturity thereof; or

        (g) you shall generally not pay your debts as such debts become due, or shall admit in writing your inability to pay your debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against you seeking to adjudicate you as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of you or your debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for you or any substantial part of your property; or you shall take any corporate action to authorize any of the actions set forth above in this SUBSECTION
   (g);

then, and in any such event, we may declare the Note, and all amounts payable thereunder to be forthwith due and payable, whereupon the Note and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind all of which you hereby expressly waive; PROVIDED, HOWEVER, that in the event of any occurrence described in SUBSECTION (g), the Note and all such other amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by you. In the event that the Note becomes due and payable pursuant to this PARAGRAPH 15 you shall also pay us, in addition to all amounts payable under the Note, to the extent permitted by law, an amount equal to the positive difference, if any, for each Advance between (i) the interest that would have accrued with respect to such Advance under the Note from the date such Advance was paid to the scheduled maturity date therefor and (ii) the interest actually earned by us on the amount repaid to us with respect to such Advance from the date of payment thereof to the scheduled maturity date for such Advance (the "MAKE-WHOLE AMOUNT").

     16. You agree that no amendment or waiver of any provision of this letter or the Note nor consent to any departure by you therefrom, shall in any event be effective unless the same shall be in writing and signed by the you and the undersigned ("BANK"), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     17. You agree to indemnify the Bank, its officers, directors, employees, representatives and agents from and discharge, release, and hold each of them harmless against any and all reasonable losses, liabilities, obligations, claims, damages, expenses, fines or penalties incurred by any of them as a result of, or directly arising out of, or directly related to (a) any actual or proposed used by you or any subsidiary of the proceeds of the Advances, (b) any breach by you of any provision of this letter or the Note, (c) any investigation, litigation or other proceeding (whether or not the Bank is a party thereto) related to the foregoing, including, but not limited to, the entering into and/or performance of this letter or the Note, or the use of proceeds of any Advances hereunder, or (d) any Environmental Claim (as defined in the Five-Year Credit Agreement) or requirement of Environmental Laws (as defined in the Five-Year Credit Agreement) concerning or relating to (i) any Real Property (as defined in the Five-Year Credit Agreement), offshore drilling rig, facility, or location which you at any time owned or operated, or (ii) your operations or business, and you agree to reimburse the Bank and its directors, officers, employees and agents within 30 days' of demand for any reasonable out-of-pocket expenses (including outside legal fees) incurred in connection with any such investigation, litigation or other proceeding; and expressly including any such losses, liabilities, claims, damages, or expenses incurred by reason of negligence by such person seeking indemnification, but excluding any such losses, liabilities, claims, damages, or expenses incurred by reason of the gross negligence or willful misconduct of the person seeking indemnification. To the extent that the undertaking to indemnify, pay or hold harmless the person seeking indemnification as set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, you agree to make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     18. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     19. You and we each hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this letter or the Note.

     20. As long as you shall have any Advances outstanding, you agree that you will maintain an unutilized aggregate amount equal to the amount of all outstanding Advances under (a) the Five-Year Credit Agreement and (b) any successor or replacement facilities with financial institutions; PROVIDED that, the commitments relied upon for determining such availability must remain effective through a date that is later than January 31, 2000.

          If the terms of this letter are satisfactory to you, please indicate your agreement and acceptance thereof by signing a counterpart of this letter and returning it to us.

                                         Very truly yours,

                                         SOCIETE GENERALE


                                         By:    /S/ Richard A. Gould
                                         Name:  Richard A. Gould
                                         Title: Director



Agreed and Accepted:

GLOBAL MARINE INC.


By:    /s/ W. Matt Ralls
Name:  W. Matt Ralls
Title: Senior Vice President,
       Chief Financial Officer
       and Treasurer








                              SCHEDULE I
                        to Letter Agreement
                      dated as of June 4, 1999
          between SOCIETE GENERALE and GLOBAL MARINE INC.



(i)  For the purpose of Sections 1 and 2 of this Letter Agreement:

     The "Facility Amount" is $50,000,000.

     The "Minimum Advance Amount" is $3,000,000.

     The "Maximum Term" is 70 days.

(ii) For the purpose of Section 11 of this Letter Agreement:

     The address for written communications to you is:

     Global Marine Inc.
     777 N. Eldridge Parkway
     Houston, Texas 77079-4493
     Attention: W. Matt Ralls
     Telephone: 281-596-5810
     Fax: 281-596-5826

     The address for written communications to us is:

     Societe Generale
     2001 Ross Avenue
     Suite 4800
     Dallas, TX 75201
     Attention:  Lia Guerra
     Telephone:  (214) 979-2769
     Fax:  (214) 754-0171

(iii)For purposes of this Letter Agreement, instructions for wire transfer of funds to the Borrower are:

     Name of Bank:   First Union National Bank - Charlotte, NC
     Bank ABA Number: 053 000 219
     Borrower Number: 2-000-000-372-037
     Reference: Global Marine Inc.




                           EXHIBIT A
                    TO THE LETTER AGREEMENT

                        PROMISSORY NOTE


                                           New York, New York
   $                                       [Date]


        FOR VALUE RECEIVED, the undersigned, GLOBAL MARINE INC., a Delaware company ("BORROWER"), unconditionally promises to pay to the order of SOCIETE GENERALE (the "Bank") the unpaid principal amount of each advance made by the Bank to the Borrower, on the maturity date of such advance as recorded on the grid attached hereto and made a part hereof; provided that the aggregate principal amount of all advances at any one time outstanding shall not exceed [Amount in Words] United States Dollars (US $[ ]).

        The Borrower further promises to pay interest (computed for the actual number of days elapsed on the basis of a year of 360 days) on the principal amount of each advance made hereunder, commencing on the date hereof until the maturity date of such advance (as indicated on the grid), at a rate per annum equal to such percent as is indicated on the grid in excess of the rate (the "Eurodollar Rate") quoted to the Bank in an off-shore interbank dollar market selected by the Bank for deposits in U.S. Dollars in an amount similar to the principal amount of such advance for a period commencing on the date of the making of such advance and ending on the maturity date of such advance (the "Interest Period"). Interest shall be payable on the last day of an Interest Period, on any date on which the advance or this promissory note is prepaid and on the due date for the payment of principal (whether the stated maturity date of such advance, upon acceleration or otherwise). The Borrower agrees that in the event that any principal amount of such advance is not paid on the date when due (whether the stated maturity date of such advance, upon acceleration or otherwise), the Borrower shall pay interest thereon on demand at a rate equal to 2 percent per annum above the Federal Funds Rate as in effect from time to time, which interest rate shall change when and as the Federal Funds Rate changes. "Federal Funds Rate" means the rate for overnight Federal Funds, as published by the Federal Reserve Bank of New York.

        The Borrower may prepay the outstanding principal amount of any advance in whole or in part at any time, without premium or penalty upon not less than two Business Days notice to the Bank. Any such prepayment shall be accompanied by accrued but unpaid interest on the principal amount so prepaid. In the event that the Borrower makes any repayment or prepayment in respect of any advance other than on the last day of an Interest Period, the Borrower shall forthwith pay to the Bank such additional amount as shall be necessary to compensate the Bank for any actual out-of-pocket loss or expense sustained or incurred by reason of the liquidation of reemployment of deposits or other funds acquired by the Bank in order to fund the amount of such advance which is then being repaid or prepaid. The Borrower shall pay all such costs, losses and expenses upon the delivery to it by the Bank of a certificate setting forth such reasonable additional amounts. Such certificate shall include all calculations used to determine such additional amounts and shall be binding on the Borrower and the Bank absent demonstrable error.

        In the event that any change in any applicable law or regulation or in the interpretation thereof by any governmental authority shall make it unlawful for the Bank to make or maintain any advance evidenced by this promissory note, the Borrower shall, upon notice to such effect from the Bank, repay to the Bank within 30 days the aggregate unpaid principal amount of such advance, together with accrued and unpaid interest thereon. The Borrower shall also pay to the Bank all reasonable costs incurred by the Bank in connection with such prepayment and compensate the Bank for any actual out-of-pocket loss suffered by the Bank by reason of such prepayment's not being made on the last day of an Interest Period.

        If any reserve, special deposit or similar requirement shall be imposed against any assets of the Bank, any deposits with the Bank or for the Bank's account, or any credit extended by the Bank, or the Bank shall be subject to any tax, duty or other charge (excluding taxes payable on income or gross receipts), in each case, resulting from any advance evidenced by this promissory note, then at the Bank's reasonable discretion the interest rate applicable to such advance shall be subject to upward adjustment to compensate the Bank for the cost (as reasonably determined by the Bank) of complying with the foregoing. In the event of such adjustment, the Borrower shall have the right to prepay the unpaid principal amount of such advance, together with accrued and unpaid interest thereon. The Borrower shall pay to the Bank all reasonable costs incurred in connection with such prepayment and compensate the Bank for any loss suffered by reason of such prepayment's not being made on the last day of an Interest Period. Bank agrees to request compensation within 180 days of incurring any amounts described in the two foregoing paragraphs or agrees to waive its rights to compensation.

        All payments of principal of and interest payable under this promissory note shall be made by the Borrower not later than 12:00 noon (New York time) on the date when due to the Bank at its office located on the date hereof at 1221 Avenue of the Americas, New York, New York 10020 in lawful money of the United States of America, in immediately available funds without setoff, deduction or counterclaim and free and clear of any present or future taxes, levies, imposts, duties, fees, assessments or other charges (excluding taxes payable on income or gross receipts). If any day on which a payment is due hereunder is not a business day, which for purposes of this promissory note shall mean a day other than Saturday or Sunday or other than a day on which commercial banks in New York City are authorized or required to close, then such payment shall be due on the following business day and such additional time shall be included in the calculation of interest.

        The Borrower agrees to pay reasonable costs of collection
   (including reasonable legal fees and disbursements of counsel) if default is made in the payment of the principal of or interest on this promissory note.

        The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in New York City in any action or proceeding arising out of or relating to this promissory note, and hereby consents that personal jurisdiction over the Borrower may be obtained by mailing a summons to the Borrower by registered mail or certified mail, return receipt requested, within or without such court's jurisdiction, or by personal service, provided a reasonable time for appearance is allowed. The Borrower hereby waives all objections as to venue, inconvenient forum and the like. The Borrower hereby waives trial by jury in any legal proceeding arising out of or relating to this promissory note.

        Presentment, demand, protest and notices of any kind with respect to this promissory note are hereby expressly waived by the Borrower.

   The Promissory Note is the "grid" promissory note referred to in, and is entitled to the benefits of the Letter Agreement dated June 4, 1999 (as amended from time to time, the "Letter Agreement"), between Borrower and the Bank, which Letter Agreement, among other things, sets forth procedures to be used in connection with the Borrower's periodic requests that the Bank make advances to it.

   This promissory note shall be governed by and construed in accordance with the laws of the State of New York.


                                        GLOBAL MARINE INC.


                                        By:
                                        Name:
                                        Title:




                                   GRID



                    Amount       Maturity     Interest Rate
      Date of         of            of              of         Notation Made
      Advance       Advance      Advance         Advance             By









                               EXHIBIT B
                         TO LETTER AGREEMENT

        For the purpose of Section 2 of this Letter Agreement, the "DESIGNATED PERSONS" are:


   NAME                        TITLE

   W. Matt Ralls              Senior Vice President, Chief Financial Officer
                              and Treasurer

   William H. Gammerdinger    Assistant Treasurer

   Thomas R. Johnson          Vice President and Corporate Controller

   James McCullouch           Senior Vice President and General Counsel